Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2008 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in The Goodyear Tire & Rubber Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
PricewaterhouseCoopers LLP
Cleveland, Ohio
April 23, 2008